Exhibit 99.1

IEH CORPORATION FILES FORM 10-K FOR FISCAL YEAR ENDED MARCH 31, 2025

Brooklyn, NY., June 12, 2025 - IEH Corporation (OTC: IEHC) today filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

Highlights include:

-	34% Increase in Revenue over Fiscal Year 2024
-	$4.34M Improvement in Operating Income
-	72% increase in cash on hand, compared to prior year

For the Fiscal Year ended March 31, 2025, IEH had revenues of $28,783,861 as compared to $21,524,544 for the Fiscal Year ended March 31, 2024 reflecting a 33.7% increase; operating income of $574,862 for Fiscal Year 2025 as compared to an operating loss of $3,760,887 for Fiscal Year 2024 reflecting a $4,335,749 improvement; net income of $999,038 for Fiscal Year 2025 as compared to a net loss of $2,916,902 for Fiscal Year 2024 reflecting a $3,915,940 improvement; and a basic earnings per share of $.42 as compared to a basic loss per share of $1.23 for Fiscal Year 2024.

Dave Offerman, President and CEO of IEH Corporation commented, “By almost any discernible metric, IEH’s financial health has improved considerably this past year. Our revenue was 3rd-highest in our history, our cash position has improved dramatically since this time last year, inventory relative to revenue is down, and we were profitable in both operating and net income. Our margins continue to be lower than desired due to the rise in our material costs, but price adjustments implemented over the last several months will bolster our gross margins going forward and be reflected in future financial statements. After declining for several months, our backlog has stabilized, and our sales pipeline remains strong. Changes in the competitive landscape offer opportunities to win market share, and we continue to intensify our marketing efforts to target new industries for our signature Hyperboloid products.

As previously noted, growth and improvements may still be uneven from one quarter to the next while the commercial aircraft industry continues to produce below their target levels, but our long-term forecasts for that sector, along with strong growth projections in our defense-related business and commercial space launch bode well for IEH in the years ahead. So while it’s possible that revenue in Fiscal Year 2026 will be slightly lower than 2025, the overall strength of our sales pipeline, along with efforts underway to improve our product mix and diversify our markets served, should lead to considerable long-term growth.

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On behalf of the management team and staff of IEH, we again wish to express our sincere gratitude for the support of our valued shareholders. We look forward to sharing more positive news in the coming months and quarters.”

About IEH Corporation

For over 80 years and 4 generations of family-run management, IEH Corporation has designed, developed, and manufactured printed circuit board (PCB) connectors, custom interconnects and contacts for high performance applications. With its signature Hyperboloid technology, IEH supplies the most durable, reliable connectors for the most demanding environments. The Company markets primarily to companies in defense, aerospace, medical, space and industrial applications, in the United States, Canada, Europe, Southeast and Central Asia and the Mideast. The Company was founded in 1941 and is headquartered in Brooklyn, New York.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release, and in related comments by the Company’s management, include “forward-looking statements.” All statements, other than statements of historical facts, including, without limitation, statements or expectations regarding our financial condition, statements or expectations regarding our revenues, cash and backlog, expectations regarding future cash requirements, revenue and revenue recovery, including for fiscal year 2026 and beyond, projected timelines for making our SEC filings or successfully preventing our registration from suspension or revocation and expectations regarding our efforts and ability to resolve our inventory accounting issues are forward-looking statements. These statements often include words such as “believe,” “expect,” “estimate,” “plan,” “will,” “may,” “would,” “should,” “could,” or similar expressions, although not all forward-looking statements contain such identifying words. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue

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reliance on any forward-looking statements. The Company’s actual performance or results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of our past due periodic reports, including changes in the proceedings related to the SEC’s Order Instituting Administrative Proceedings and Notice of Hearing pursuant to Section 12(j) of the Securities and Exchange Act of 1934, as amended; our ability to remediate our inventory accounting issue; our ability to reduce costs or increase revenue; changes in the macroeconomic environment or in the finances of our customers; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates; our ability to attract and retain key employees and key resources; and other risk factors discussed from time to time in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on June 12, 2025, and in subsequent reports filed with or furnished to the SEC. Additional information concerning these and other factors can be found in our filings with the SEC. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our filings with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

Contact:

Dave Offerman

IEH Corporation

dave@iehcorp.com

718-492-4440

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